                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

          ------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


           Date of Report (Date of earliest event report) May 16, 2001

                          PRIMEDEX HEALTH SYSTEMS, INC.
                         -------------------------------
             [Exact Name or Registrant as specified in its Charter]


           New York                     0-19019                  13-3326724
           --------                     -------                  ----------
       [State or other            [Commission File No.]        [IRS Employer
jurisdiction of incorporation]                               Identification No.]

             1516 Cotner Avenue, Los Angeles, California 90025-3303
             ------------------------------------------------------
               [Address of principal executive officers; ZIP Code]



         Registrant's Telephone No., including Area Code: (310)478-7808



       -------------------------------------------------------------------
                  Former address, if changed since last report

Item 5.           Other Events
-------           ------------


                  On May 16, 2001, Registrant acquired the assets of Modesto Imaging Center located in Modesto, California for approximately $7.5 million dollars cash plus assumption of equipment lease obligations aggregating approximately $570,000. Modesto Imaging Center has been in operation for approximately 10 years, offers a full range of medical imaging procedures and for the prior year had collected revenues of $11 million dollars.

                  On June 1, 2001, Registrant acquired a majority of the assets of imaging center facilities located in Palm Springs and Palm Desert, California. The facilities were acquired in connection with Registrant's entry into a three year capitation agreement with one of the largest medical groups providing managed care services (128,000 lives) in the Palm Springs - Palm Desert area. The imaging center offices were acquired in exchange for assumption of certain liabilities of approximately $550,000.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 8, 2001                      PRIMEDEX HEALTH SYSTEMS, INC.



                                          By: /s/ Howard G. Berger
                                             -----------------------------------
                                             Howard G. Berger, M.D., President